Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

American Scientific Resources, Incorporated
(Exact name of registrant as specified in its charter)

Nevada	14-1820954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1112 Weston Road, Unit 228
Weston, Florida 33326
(Address of Principal Executive Offices)

American Scientific Resources 2011 Incentive Stock Plan
(Full Title of the Plan)

Christopher F. Tirotta
Chief Executive Officer
1112 Weston Road, Unit 228
Weston, Florida 33326
(847) 386-1384
(Name, address, including zip code, and telephone number
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE

American Scientific Resources Incorporated, a Nevada corporation (“the Company”), registered an additional 3,000,000 shares of its common stock, $0.0001 par value per share (“Common Stock”) for issuance under the American Scientific Resources 2011 Incentive Stock Plan (the “Plan”) pursuant to a Registration Statement on Form S-8 (File No. 333-174923) filed with the Securities and Exchange Commission (the “Commission”) on June 15, 2011 (the “Registration Statement”).  The Board of Directors of Company has approved the filing of this Post-Effective Amendment No. 1 to the Registration Statement to deregister all shares of Common Stock of the Company registered under the Registration Statement. The Plan and each option issued thereunder remain in effect and the Board reserves the right to register shares of its Common Stock at a later date. The Company hereby confirms that no securities were sold pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, American Scientific Resources, Incorporated certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Weston, State of Florida, on June 17, 2011.

INCORPORATED

By:	/s/ Christopher F. Tirotta
Name:	Christopher F. Tirotta
Title:	Chief Executive Officer